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                                                                   Exhibit 10.16

REGION
EMPLOYEE NAME
ADDRESS
CITY, STATE   ZIP

                                                  Grant Date:
                                                  Number of Shares:
                                                  Price Per Share:
                                                  Employee #:
                                                  Reference #:

1.       GRANT OF OPTION AND VESTING SCHEDULE.

Pursuant to action taken by the Board of Directors of The Allstate Corporation (the "Company") and the Committee, under The Allstate Corporation Equity Incentive Plan (the "Plan"), the terms of which are specifically incorporated herein by reference, you are hereby granted the option (herein called "this option") to purchase, at the price per share shown above ("Option Price"), upon and subject to the provisions and conditions hereinafter set forth, the total number of shares (the "Shares") of common stock of the Company (the "Stock") shown above, in ____ equal installments, each for __________of the total number of said shares, such installments to vest, respectively, on the ___ day of ________in each of the years __________________. This option shall be solely and exclusively an option to purchase the Shares, subject to Sections 3 and 4, and
(a) shall not be an incentive stock option (within the meaning of Section 422 of the Internal Revenue Code) and (b) shall not include any other form of Award except reload option rights pursuant to the following paragraph.

You are also hereby granted reload option rights on the terms set forth in this paragraph each time you elect to pay all or a portion of the Option Price by tendering Stock upon any exercise of this option which occurs prior to _____ years before the expiration date of this option. Such reload option rights permit you to purchase, in the aggregate, a number of shares equal to the number of shares so tendered in payment, at a price per share equal to the fair market value of a share of stock on the date of your exercise. Such reload option rights shall be exercisable ratably in _______ equal installments, each for ________ of the total number of shares of Stock subject to the reload option, on the _____________ anniversaries of the date of exercise on which you obtained such reload option rights. The terms and conditions applicable to any reload option rights shall be the same as provided in this option (except as modified in this paragraph), and shall expire on the Expiration Date set forth herein.


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2.       EXERCISE OF OPTIONS.

You may exercise your right to purchase Shares included in any installment on or after the date on which such installment vests; provided however, that (a) you may not exercise for less than 25 of the Shares unless the exercise represents the entire remaining balance of Shares under this option, and (b) this option shall expire and no portion thereof may be exercised after ______________ (the "Expiration Date").

The exercise of this option shall be made by you delivering to the Company or to the Company's designated representative written notice of intent to purchase a specific number of the Shares, on a stock purchase order form designated by the Company, together with payment in full therefor at the Option Price plus any applicable withholding taxes as described in Section 4. Unless the Company advises you to send your notice and payment to a designated representative, such notice and payment shall be delivered to:

                  Stock Option Record Office
                  The Allstate Corporation
                  2775 Sanders Road, Ste. F5
                  Northbrook, Illinois  60062

Exercise shall become effective as of the date on which payment in full for the Shares being purchased is actually received by the Stock Option Record Office or by the Company's designated representative, provided that no payment shall be accepted which is received after the Expiration Date.

Payment shall be made in any one or any combination of the following forms: (a) by check, (b) by tendering Stock,(c) through simultaneous sale through a broker of shares of unrestricted Stock acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or (d) by notifying the Company to withhold from issuance a number of shares of Stock issuable upon exercise which, when multiplied by the Fair Market Value of Common Stock on the date of exercise, is equal to the aggregate Option Price. Only whole share(s) of Stock (and not fractional shares) may be tendered in payment and you must have owned any such shares of Stock (other than restricted Stock) tendered in payment, or a number of shares of Stock (other than restricted Stock) at least equal to the number of shares of Stock to be withheld in payment, for at least six months prior to the date of exercise. Delivery of Stock may be made either by (a) delivery of the certificate(s) for all such shares of Stock tendered in payment, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (b) direction to your broker to transfer, by book entry, such shares of Stock from your brokerage account to a brokerage account specified by the Company. Such shares of Stock tendered or withheld in payment shall be valued at their Fair Market Value on the date of exercise, or if the date of exercise is not a business day, on the next succeeding business day.


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When payment is made by Stock or the withholding of shares of Stock, the difference, if any, between the total purchase price for the Shares which you elect to purchase under this option and the Fair Market Value of the share(s) of Stock which you tender or withhold in payment plus any applicable taxes (unless you elect tax withholding as provided in Section 4 herein) shall be paid by check. You may not tender or authorized the withholding of shares of Stock, the Fair Market Value of which exceeds the total purchase price for the Shares which you elect to purchase under this option.

Delivery of shares of Stock upon exercise of this option shall be subject to all the provisions of this Agreement. You will receive a stock certificate representing the shares for which you have made payment (unless you elect tax withholding), except that the Company shall not be obligated to deliver any certificates for the Shares purchased unless and until your check in payment for the Shares has cleared, and (i) there has been compliance with all federal and state laws and regulations and national or regional securities exchange requirements which the Company may deem applicable and (ii) all legal matters in connection with the sale and delivery of the Share(s) have been approved by the Company's counsel.

This option is granted for the purpose of affording selected key employees an opportunity to acquire a proprietary interest in the Company through stock ownership. However, any Shares purchased pursuant hereto will be your sole property, and the Company recognizes that you may find it necessary to sell all or part of such Shares for various reasons.

3.       WAIVER OF EQUITABLE RELIEF.

By acceptance of this award, you agree to waive all rights to specific performance or injunctive or other equitable relief in connection with the award and you acknowledge that you have an adequate remedy at law in the form of damages.

4.       TAX WITHHOLDING.

If any applicable taxes are required to be withheld with respect to exercise of all or any portion of this option, the Company shall be entitled to require as a condition to delivery of Shares purchased hereunder that (i) you pay to the Company an amount sufficient to satisfy all federal, state, and local withholding tax requirements, (ii) an amount sufficient to satisfy all federal, state and local withholding tax requirements be withheld by the Company from compensation otherwise due to you or from any Shares due to you under the Plan, or (iii) a combination of (i) and (ii). You may elect that all or any portion of any such withholding required to be deposited upon your exercise of this option shall be satisfied by having the Company withhold a portion of the whole shares issuable pursuant to your exercise of this option, subject the following provisions. Such shares shall be


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valued at their Fair Market Value on the date of exercise. In addition, if you are an officer of the Company subject to Section 16(b) of the 1934 Act, your election to have shares withheld to satisfy such tax withholding requirements may be subject to certain restrictions.

5.       TERMINATION OF EMPLOYMENT.

If you have a Termination of Employment, the unexercised portion of this option shall terminate, except that (a) if your Termination of Employment is other than by reason of (i) Retirement, (ii) Disability, or (iii) death, you may, within three months after such Termination of Employment, but in no event later than the Expiration Date, exercise all of any portion of this option that was vested as of the date of such Termination of Employment to the extent not previously exercised; (b) if your Termination of Employment is by reason of Disability, you may, within two years after such Termination of Employment, but in no event later than the Expiration Date, exercise all or any portion of this option that was vested as of the date of such Termination of Employment to the extent not previously exercised; (c) if your Termination of Employment is by reason of Retirement, you may, within five years after such Termination of Employment, but in no event later than the Expiration Date, exercise all or any portion of this option that was vested as of the date of such Termination of Employment to the extent not previously exercised; and (d) if you die while employed by the Company or any of its Subsidiaries or during the period in which the Option continues to be exercisable after your Termination of Employment, your personal representative (or the person to whom this option is transferred by will or the applicable laws of the descent and distribution) may, within two years of the date of your death, but in no event later than the Expiration Date, exercise all or any portion of this option that was vested as of the date of your death to the extent not previously exercised.

6.       ADJUSTMENTS.

The Committee may make provision, including but not limited to equitable adjustments in the number of Shares covered by this option and the Option Price or for the termination or continuation of this option as it may determine to be appropriate and equitable to reflect any stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, or similar event of or by the Company.


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7.       LIMITATIONS ON TRANSFERABILITY.

Except as otherwise provided in the terms of a specific grant, each Award (other than unrestricted Stock) granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee. Each share of restricted Stock shall be non-transferable until such share becomes nonforfeitable. NOTWITHSTANDING THE FOREGOING, the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment of an existing grant) nonqualified stock options the vested portions of which may be transferred by the Grantee during his lifetime to (a) any member of his immediate family, (b) to a trust established for the exclusive benefit of himself or one or more members of his immediate family, or (c) to a partnership, the partners of which are limited to the Grantee and members of his immediate family. A transfer of a stock option pursuant to this Section 7 may only be effected by the Company at the written request of a Grantee and shall become effective only when recorded in the Company's record of outstanding stock options. In the event a stock option is transferred as contemplated in this
Section 7 any Reload Options associated with such transferred stock option shall terminate, and such transferred stock option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. Otherwise, a transferred stock option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant, and the transferee shall be entitled to the same rights as the Grantee, as if no transfer had taken place. As used in this Section 7, "immediate family" shall mean, with respect to any person, his/her spouse, any child, stepchild or grandchild, and shall include relationships arising from legal adoption.

8.                NO STOCKHOLDER'S RIGHTS.

You shall not, by reason of the grant of this option, have any rights of a stockholder of the Company with respect to the Shares subject to this option until such Shares have been delivered upon due exercise of this option.

9.       NON-PUBLIC INFORMATION.

You shall not, at any time during which you are in possession of confidential, material, non-public information about the Company as set forth in the Company's written policies concerning the purchase and sale of Company securities, sell any Shares obtained through exercise of this Option.


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10.      CHANGES IN LAW.

The Company reserves and shall have the right, by written notice to you, to change the provisions of the Option in any manner that it may deem necessary or advisable to carry out the purpose of its grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling or judicial decision; provided that any such change shall be applicable only to Shares for which payment shall not then have been made as herein provided.

11.      CONTROLLING LAW.

The law of the State of Delaware, except its law with respect to choice of law, shall be controlling in all matters relating to or arising out of the Plan and this Option.

12.      SEVERABILITY.

If all or any part of this option grant is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any part of this Agreement so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms or such part to the fullest extent possible while remaining lawful and valid.

13.      PLAN GOVERNS.

This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of this Plan, the provisions of the Plan shall govern. Unless otherwise specified, all capitalized terms used herein shall have the same meaning as such terms have in the Plan.




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